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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

                                                             Percentage of
                                       Jurisdiction in           Voting
                                     Which Incorporated        Securities
         Name of Subsidiary             or Organized             Owned
         ------------------          ------------------      -------------

Lockheed Corporation                      Delaware              100%
Martin Marietta Corporation               Maryland              100%
Lockheed Canada, Inc.                      Canada               (1)
Lockheed Commercial Electronics
  Company                                 Delaware              (1)
Lockheed Engineering and Sciences
  Company                                  Texas                (1)
Lockheed Environmental Systems
  and Technology Company                   Nevada               (2)
Lockheed Finance Corporation             California             (1)
Lockheed Information Management
  Services Company                        New York              (1)
Lockheed Missiles & Space
  Company, Inc.                          California             (1)
Lockheed Sanders, Inc.                    Delaware              (1)
Lockheed Space Operations Company          Nevada               (1)
Lockheed Support Systems, Inc.            Oklahoma              (1)
MountainGate Data Systems, Inc.          California             (1)
CalComp Inc.                             California             (3)
Access Graphics, Inc.                     Delaware              (4)
Lockheed Idaho Technologies Company         Idaho               (1)
Martin Marietta Technologies, Inc.         Maryland             (5)
Martin Marietta Materials, Inc.         North Carolina          (6)
Martin Marietta Energy
  Systems, Inc.                           Delaware              (5)

- ---------------

(1)  100% owned subsidiary of Lockheed Corporation.
(2)  100% owned subsidiary of Lockheed Engineering and Sciences Company.
(3)  100% owned subsidiary of Lockheed Sanders, Inc.
(4) 100% owned subsidiary of AGT Holdings, Inc., which is a 100% owned subsidiary of CalComp Inc.
(5)  100% owned subsidiary of Martin Marietta Corporation.
(6)  81.1% owned subsidiary of Martin Marietta Corporation.